SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

September 7, 2018

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33228	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

12655 North Central Expressway, Suite 1000, Dallas, TX 75243

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management Changes

On August 31, 2018, the Board of Directors (the “Board”) of Zion Oil & Gas, Inc. (the “Company”) appointed Dustin L. Guinn as the Chief Executive Officer. Mr. Guinn currently serves as the Company’s Executive Vice Chairman of the Board, President and Chief Operating Officer, positions he will retain. Mr. Guinn is replacing Victor G. Carrillo who tendered his attached resignation letter on August 31, 2018 from the position of Chief Executive Officer and director after eight years of service to the Company.

Prior to joining the Company, Mr. Guinn served as Chief Executive Officer (“Viking CEO”) of Viking Services from June of 2011 through September of 2015. Mr. Guinn’s primary responsibilities included operational and strategic management focusing on the growth, deployment and profitability of assets in Turkey, Northern Iraq, Hungary, Bulgaria, Serbia, Romania and other strategic countries within the Middle East, North Africa, as well as Central and Eastern Europe. Mr. Guinn has extensive experience in transactional mergers and acquisitions involving both entity and asset purchases as well as the integration of those acquisitions and was intimately involved in the growth of Viking, in terms of financial, operational, structural, reporting and management growth since its inception in 2008. Prior to assuming the responsibilities of Viking CEO in 2011, Mr. Guinn served as President of Viking International and Viking Geophysical in which he leveraged his financial background and experience to focus on the continued development of operational efficiencies, reporting implementation, profitable asset deployment and accountability focusing on ROI metrics. Mr. Guinn was integral in the procurement and negotiation of many of Viking’s key long-term, ongoing service contracts and master service agreements that helped grow Viking. . Mr. Guinn served in a number of capacities during his tenure with Viking such as CFO, Treasury Manager and Financial Analyst, which allowed for the opportunity to have a balanced and well-rounded understanding of the business. Mr. Guinn graduated with honors from New Mexico State University with a Bachelor of Business Administration degree in Finance, during which point and time he competed in both track and field and football. Mr. Guinn then earned a Master’s Degree in Business Administration from West Texas A&M.

With his appointment as Chief Executive Officer, Mr. Guinn will continue to serve as Executive Vice Chairman, President and Chief Operating Officer, under his original Employment Agreement, dated July 1, 2016. Mr. Guinn has 235,000 shares of Company stock and 100,000 Company stock options outstanding.

Mr. Guinn is not a party to any other material plan, contract or arrangement with the Company, nor has any other material plan, contract or arrangement to which he is a party been modified as a result of his respective promotion described above. Further, in connection with his promotion described above, Mr. Guinn does not have any familial relationships or related party transactions with the Company that would require disclosure under Items 401(d) or 404(a) of Regulation S-K (17 CFR 229.401(d) and 229.404(a)).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 –	Resignation Letter of Victor G. Carrillo, former CEO

Exhibit 99.2 –	Press Release dated September 7, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: September 7, 2018	By:	/s/ Dustin L. Guinn
Dustin L. Guinn
Chief Executive Officer

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